                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  March 17, 1997

                           H. F. Ahmanson & Company
              -------------------------------------------------
              (Exact name of registrant as specified in charter)

          Delaware                1-8930                 95-0479700
      ---------------           ------------         -------------------
      (State of other           (Commission            (IRS employer
      jurisdiction of           file number)         identification no.)
      incorporation)

      4900 Rivergrade Road, Irwindale, California           91706
      -------------------------------------------         ----------
       (Address of principal executive offices)           (Zip code)

Registrant's telephone number, including area code     (818) 960-6311
                                                       ---------------

                                Not applicable
                           ------------------------
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

     On March 17, 1997, H. F. Ahmanson & Company (the "Registrant") announced that it had submitted to Great Western Financial Corporation, a Delaware corporation ("GWF"), a proposal for a tax-free merger between the two companies pursuant to which each outstanding share of common stock of GWF would be converted into a number of shares of Ahmanson common stock (the "Exchange Ratio") determined by dividing $50 by the average closing price of Ahmanson common stock on the New York Stock Exchange on the 20 trading days preceding the approval of the Proposed Merger by the Office of Thrift Supervision, subject to a maximum of 1.2 shares of Ahmanson common stock and a minimum of 1.1 shares of Ahmanson common stock for each share of GWF common stock, or as otherwise agreed in connection with entering into a merger agreement with GWF (the "Ahmanson Proposal").

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

     99.1  Press release, dated March 17, 1997, announcing the Ahmanson
           Proposal.

     99.2 Presentation materials used by the Registrant in connection with meetings held with analysts and investors to discuss the Ahmanson Proposal (In the presentation materials, the Registrant is sometimes referred to by its stock exchange ticker symbol, "AHM").





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                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  March 17, 1997

                                                 H. F. AHMANSON & COMPANY

                                                 /s/  Madeleine A. Kleiner
                                                 -------------------------------
                                                 Madeleine A. Kleiner
                                                 Senior Executive Vice President
                                                 and General Counsel